                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to s240.14a-11(c) or s240.14a-12

                         Plenum Publishing Corporation
 ......................................................................
                (Name of Registrant as Specified In Its Charter)

                         Plenum Publishing Corporation
 ......................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and Exchange Act 0-11.1

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.

  ..................................................................

  4) Proposed maximum aggregate value of transaction:

  ...................................................................

1.Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ......................................

  2) Form, Schedule or Registration Statement No.:

  ......................................

  3) Filing Party:

  ......................................

                              PLENUM PUBLISHING CORPORATION
                              -----------------------------

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        ----------------------------------------

                              To Be Held On June 27, 1996
                              ---------------------------

To the Holders of the Common Stock:

                PLEASE TAKE NOTICE, that the Annual Meeting of Stockholders of PLENUM PUBLISHING CORPORATION will be held on June 27, 1996 at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 233 Spring Street, New York, New York, 5th floor.

                The purposes of the meeting are as follows:

                1. To elect three directors of the Company to serve for a term of two years; and

                2. To transact such other business as may properly be brought before the meeting.

                Stockholders of record as of the close of business on May 16, 1996 will be entitled to vote at said meeting.

                Enclosed is the 1995 Annual Report to Shareholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed proxy in the enclosed envelope.

                By Order of the Board of Directors
                                                        BERNARD BRESSLER,
                                                        Secretary
May 24, 1996

                          PLENUM PUBLISHING CORPORATION
                               233 Spring Street
                            New York, New York 10013

                              --------------------


                 PROXY STATEMENT FOR HOLDERS OF COMMON STOCK

                              ---------------------


                This Proxy Statement is furnished to stockholders of PLENUM PUBLISHING CORPORATION in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. Such meeting will be held on June 27, 1996, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the notice of meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to stockholders on May 24, 1996.

                If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy is in ballot form and each stockholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposal will be presented by the Board of Directors of the Company. Where a choice is specified with respect to the proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Martin E. Tash, Mark Shaw and Bernard Bressler.

                            VOTING SECURITIES OUTSTANDING
                            -----------------------------

                Stockholders of record entitled to vote will be determined as of the close of business on May 16, 1996. At that date, there were outstanding and entitled to vote 3,938,856 shares of common stock of the Company (constituting the only class of stock outstanding and entitled to vote at the meeting). Each share of common stock entitles the holder thereof to one vote.

                Set forth below is information concerning persons known to the Company to be beneficial owners of more than 5% of the common stock of the Company as of May 16, 1996:


                                                               Amount and Nature
Title of Class       Name and Address                          of Beneficial          Percentage
                     of Beneficial Owner                       Ownership              of Class
- --------------       -------------------                       -----------------      ----------
Common Stock         Martin E. Tash                            423,402 shares (1)     10.7%
$.01 par value       233 Spring Street
                     New York, New York  10013

                     Arlene S. Tash                            298,299 shares (2)      7.6%
                     17049 Northway Circle
                     Boca Raton, Florida  33496

                     Southeastern Asset Management, Inc.       321,000 shares (3)      8.1%
                     860 Ridgelake Boulevard
                     Memphis, Tennessee  38120

                     Quest Advisory Corp. and                  324,550 shares (4)      8.2%
                     Quest Management Company as a Group
                     1414 Avenue of the Americas
                     New York, New York  10019


                     Mellon Bank Corporation                   279,598 shares (5)      7.1%
                     One Mellon Bank Center
                     Pittsburgh, Pennsylvania  15258

- ----------

(1) Includes 112,253 shares held by the Company's Profit Sharing Plan, as to which Mr. Tash has voting and investment power. Of the aggregate of 423,402 shares shown, Mr. Tash has sole voting and investment power as to 125,173, and shared voting and investment power with his wife as to 298,229.

(2) Shares are owned jointly by Mrs. Tash with her husband, Martin E. Tash, and she shares voting and investment power with him. Shares are included in the 423,402 shares shown as owned by Mr. Tash.


(3)     Number of shares as shown in beneficial owner's Amendment No. 4 to
        Schedule 13G dated January 31, 1996, filed with the Securities and Exchange Commission, reporting ownership as of December 31, 1995. According to such Schedule 13G, Southeastern Asset Management, Inc.
        is an Investment Adviser registered under the Investment Advisers Act of 1940. It has sole voting and dispositive power as to 211,000 of the shares shown, and shared voting and dispositive power as to 110,000 of said shares. According to the Schedule 13G, all of the aforesaid securities "are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As permitted by Rule 13d-4, the filing of this statement shall not be construed as an admission that Southeastern is the beneficial owner of any of [such] securities." The Schedule 13G was also filed by O. Mason Hawkins, Chairman of the Board and President of Southeastern "in the event he could be deemed to be a controlling person of that firm as the result of his official position with or ownership of voting securities. The existence of such control is expressly disclaimed. Mr. Hawkins does not own directly or indirectly any securities covered by this statement for his own account. As permitted by Rule 13d-4, the filing of this statement shall not be construed as an admission that Mr. Hawkins is the beneficial owner of any of the securities covered by this statement." The Schedule 13G reflects that Mr. Hawkins has voting or dispositive power as to none of the Company's shares.

(4)     Number of shares as shown in beneficial owner's Amendment No. 3 to
        Schedule 13G dated February 14, 1996, reporting ownership as of December 31, 1995. According to such Schedule 13G, each of Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC") is an Investment Adviser registered under the Investment Advisers Act of 1940. Quest has sole voting and dispositive power as to 301,050 of the shares shown above, representing 7.6% of the outstanding Common Stock, and QMC has sole voting and dispositive power as to 23,500 of the shares shown above, representing .6% of the outstanding Common Stock. The Schedule 13G also includes Charles M. Royce as part of the Group and indicates that he may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to beneficially own the shares of the Company beneficially owned by Quest and QMC. Mr. Royce owns no shares of the Company outside of Quest and QMC and has disclaimed beneficial ownership of the shares reported above.

(5) According to Amendment No. 1 to Schedule 13G dated January 22, 1996, the Dreyfus Trust Company, a wholly-owned subsidiary of Mellon Bank Corporation, as trustee of the Company's Profit Sharing Plan (the "Plan"), was the record owner of 258,598 shares of the Company's Common Stock as of December 31, 1995. Each employee participating in the Plan is entitled to instruct the Trustee as to the voting and disposition of all shares of Common Stock allocated to the employee's account. To the extent that the voting right is not exercised or shares are held by the Trustee which are not allocated to participant accounts, the Trustee votes these shares in the same proportion as those shares for which the Trustee receives voting instructions from employees. Mellon Bank Corporation (including shares held by its subsidiaries) reported that, excluding Plan shares, it held an aggregate of 21,000 other shares of Common Stock of the Company, as to which such entities had sole or shared voting and dispositive power.

                            ELECTION OF DIRECTORS
                            ---------------------

                Proxies solicited herein will be voted for the election, as directors of the Company, of the three nominees named in the following table. The Company's Certificate of Incorporation provides for two classes of directors. One class consists of four members, and the other class consists of three members. Each class is elected in alternate years for a term of two years. The term of one class (consisting of Bernard Bressler, Mark Shaw and Martin E. Tash) expires at the 1996 Annual Meeting of Stockholders. The term of office of the other class (consisting of Israel Gitman, Howard F. Mathiasen, Nathan Tash and Earl Ubell) expires at the 1997 Annual Meeting.

                Management has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees, as may be determined by the Board of Directors.

                In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more designated nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.

                Proxies will be voted (unless authority is withheld) for the election of Bernard Bressler, Mark Shaw and Martin E. Tash, who will hold office until the Annual Meeting to be held in 1998, and until their respective successors are elected and qualify.

                The following table sets forth the names, ages, principal occupations and other information regarding the nominees:

Name and Nature of
Positions and Offices           Year First    Business Experience
Held with the                   Became a      and Other
Company                  Age    Director      Directorships
- ---------------------    ---    ----------    --------------------

Martin E. Tash           55     1972          Mr. Tash has been actively
Chairman of the                               engaged in the Company's
Board and President                           business since 1971.  He has
                                              been Chairman of the Board and
                                              President since July 15, 1977,
                                              and served as Treasurer and
                                              Chief Financial Officer from
                                              1971 until September 29, 1986.
                                              Mr. Tash is also Chairman of
                                              the Board and Chief Executive
                                              Officer of Gradco, Systems,
                                              Inc.

Mark Shaw                57     1977          Mr. Shaw has been actively
Executive Vice                                engaged in the Company's
President and Director                        business since 1963.  He has
                                              been Executive Vice President
                                              since July 15, 1977, and
                                              manages the Company's book and
                                              journal publication program.

Bernard Bressler         68     1962          Mr. Bressler has been a
Secretary and                                 practicing attorney since 1952,
Director                                      and is presently a member of the
                                              firm of Bressler, Amery & Ross,
                                              P.C., counsel to the Company.
                                              Mr. Bressler is also a director
                                              of Gradco Systems, Inc.

       The following table sets forth the names, ages, principal occupations, and other information regarding the Company's other directors, and its other executive officer. The term of office of the directors listed below will expire at the 1997 Annual Meeting. The term of office of all executive officers expires at the 1996 Annual Meeting. The executive officers of the Company are Messrs. Tash, Shaw and Patel.

Name and Nature of
Positions and Offices           Year First    Business Experience
Held with the                   Became a      and Other
Company                  Age    Director      Directorships
- ---------------------    ---    ----------    -------------------

Earl Ubell               69     1972          Mr. Ubell is retired. From
Director                                      September 1978, until August
                                              1995, he was Health and Science
                                              Editor of WCBS-TV. Between
                                              August, 1976 and September 1978,
                                              Mr. Ubell was the Producer of
                                              Special Events and Documentaries
                                              for NBC News.  For more than
                                              three years prior to that time,
                                              Mr. Ubell was the Director of
                                              News of WNBC-TV.

Howard F. Mathiasen      58     1978          Mr. Mathiasen is retired. From
Director                                      July, 1982 to June, 1987 Mr.
                                              Mathiasen was Senior Vice
                                              President of National Westminster
                                              Bank U.S.A. (formerly known as
                                              The National Bank of North
                                              America).  Between June 1979 and
                                              July 1982 he was Vice President
                                              of that Bank.  Between May 1,
                                              1978 and April 1979, Mr.
                                              Mathiasen was Senior Vice
                                              President of Nassau Trust
                                              Company.  Between January 1975
                                              and May 1978, Mr. Mathiasen was
                                              Vice President of Chemical Bank.

Israel Gitman            56     1995          For the past twenty years, Dr.
Director                                      Gitman has been a consultant to
                                              Fortune 500 companies in the
                                              development of advanced
                                              communications systems and
                                              technology and in the formulation
                                              of systems strategies.  From 1979
                                              to 1994, he was Chairman and
                                              President of DVI Communications,
                                              Inc., a systems engineering and
                                              consulting company that he co-
                                              founded.  Prior thereto, he was
                                              active in research and
                                              development in the areas of
                                              computer-communications and
                                              artificial intelligence.  Dr.
                                              Gitman has published widely in
                                              scientific and technical
                                              journals, and has been a speaker
                                              and chairman in national and
                                              international conferences.

Nathan A. Tash           33     1995          From 1990 through 1992, Mr. Tash
                                              who is an attorney, was
                                              associated with the law firm of
                                              McKenna & Cuneo in Washington,
                                              D.C.  From 1993 to the present,
                                              he has been engaged in private
                                              business, providing legal and
                                              investment advice to private
                                              clientele regarding real estate
                                              matters.  Mr. Tash is the son of
                                              Martin E. Tash, the Company's
                                              Chairman and President.

Ghanshyam A. Patel       59     --            Mr. Patel has been Treasurer
Treasurer & Chief                             and Chief Financial Officer of
Financial Officer                             the Company since September 29,
                                              1986.  Prior to that he was with
                                              the accounting firm of Ernst &
                                              Whinney (predecessor to Ernst &
                                              Young, LLP) from April 1970 and
                                              served in the capacity of Senior
                                              Manager commencing June 1977.

Compliance With Section 16(b) Of The Exchange Act
- -------------------------------------------------

                Dr. Israel Gitman and Nathan Tash, who became directors of the Company during the fiscal year ended December 31, 1995, each failed to file on a timely basis a Statement of Beneficial Ownership on Form 3, reporting his holdings of Common Stock of the Company as of the date he became a director. Each of them subsequently filed the required information on Form 5.

        EQUITY SECURITIES OWNERSHIP OF DIRECTORS AND OFFICERS
        -----------------------------------------------------

                The following table sets forth the beneficial ownership of common stock of the Company by each director, each nominee for director, each of the executive officers named in the Summary Compensation Table set forth below, and all executive officers and directors as a group (8 persons), as of May 16, 1996:

                                           Amount and
                                           Nature of
                   Name of Beneficial      Beneficial
Title of Class     Owner                   Ownership     Percentage of Class
- --------------     ------------------      ----------    -------------------

Common Stock        Martin E. Tash         423,402(1)       10.7%
$.01 par value
                    Mark Shaw               80,667(2)        2.0%

                    Earl Ubell               1,000              *

                    Howard F. Mathiasen     28,125              *

                    Bernard Bressler        12,809(3)           *

                    Israel Gitman              500              *

                    Nathan Tash                 --             --

                    Ghanshyam A. Patel      10,248(4)           *

                    All Officers and       556,751          14.1%
                    Directors as a Group
                    (comprising the eight
                    persons shown above)




- ----------

* Less than 1%.

(1) See footnote (1) to table in section, VOTING SECURITIES OUTSTANDING, above.

(2) Includes 50,625 shares held in trust for adult children. Of the aggregate of 80,667 shares shown, Mr. Shaw has sole voting and dispositive power as to 67,085 and shared voting and dispositive power with his wife as to 13,582.

(3) Includes 572 shares held by a trustee for Mr. Bressler under an Individual Retirement Account. Does not include 12,497 shares held by Mr. Bressler's wife as to which he disclaims beneficial ownership.

(4) Includes 4,898 shares held by the Company's Profit Sharing Plan, as to which Mr. Patel has sole voting and dispositive power. As to the balance of 5,350 shares, Mr. Patel shares voting and dispositive power with his wife.

        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
        -------------------------------------------------

                The Company's Board of Directors has a standing Audit Committee. The members of the Board who served on the Audit Committee during the Company's last fiscal year are Earl Ubell and Israel Gitman. The Committee met once during such fiscal year, which ended December 31, 1995. The functions of the Committee include the recommendation to the Board of independent auditors for the annual audit of the Company, and the discussion and review of the audit work with the auditors so appointed.

                The Board of Directors met three (3) times during the last fiscal year. Messrs. Bressler and Ubell each did not attend one meeting.

                The Company has no Nominating Committee or Compensation
Committee.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
        ------------------------------------------------

Summary Compensation Table.
- ---------------------------

                The following table sets forth all compensation awarded to, earned by or paid to the following persons through May 24, 1996 for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended December 31, 1995, 1994, and 1993:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

(a)                                                           (e) (2)
Name and Principal        (b)     (c)           (d) (1)       All Other
Position                  Year    Salary ($)    Bonus ($)   Compensation ($)
- ------------------        ----    ----------    ---------   ----------------
Martin E. Tash            1995    320,000       428,050      27,435
Chairman of the           1994    305,000       353,525      27,657
Board, President and      1993    290,000       295,400      30,000
Chief Executive Officer

Mark Shaw
Executive Vice President  1995    320,000       305,750      27,435
                          1994    305,000       252,375      27,657
                          1993    290,000       211,000      30,000

Ghanshyam A. Patel        1995    150,000        48,000      25,308
Treasurer and Chief       1994    143,000        40,000      23,173
Financial Officer         1993    136,000        33,000      22,868

(1) Represents amounts paid to the named executive officer, for the applicable fiscal year, under the Company's Incentive Compensation Plan. For each fiscal year an amount equal to 5% of the Company's Income from Operations as reported in the Company's year-end financial statements (together with, when applicable, 5% of the excess of cumulative Investment Profit over cumulative Investment Loss) is distributed to key employees. Thirty-five percent of such amount is distributed to the chief executive officer and 25% is distributed to the next senior officer. The balance of such amount is distributed to other key employees as determined by the chief executive officer. Since there was Investment Profit (as defined) in 1993, 1994 and 1995, the amount of such Profit was added to Income from Operations for the purpose of calculating incentive compensation for each of such years.

(2) Represents amount of contribution made to or accrued for the account of the named executive officer, in respect of the applicable fiscal year, in the Company's Profit Sharing Plan (a defined contribution plan qualified under the Internal Revenue Code). The Plan is maintained for all full-time employees who have completed certain minimum periods of service. The Company contributes to the Plan specified amounts based upon its after tax income as a percentage of gross revenue. The Company's contribution to the Plan for each employee is determined by his salary level and length of service. Contributions are invested by the Plan Trustee in stock of the Company and/or in a variety of other investment options, depending upon the employee's election. Interests in the Plan become vested to the extent of 20% after three years of service and vest at the rate of an additional 20% for each year of service thereafter and in any event become 100% vested at death or at the "normal retirement age" of 55 as specified in the Plan. Each employee (or his beneficiary) is entitled to receive the value of his vested interest upon his death or retirement. He may also receive the value of such interest upon prior termination of his services with the Company, or if he elects at any time to withdraw his interest. The interests of Messrs. Tash, Shaw and Patel are fully vested.

        The aggregate contributions made or accrued by the Company through the end of fiscal 1995 for Messrs. Tash, Shaw and Patel under this Plan are $460,742, $480,617 and $158,175, respectively; these contributions have been invested in the manner set forth above, and (as to Mr. Shaw) a portion of the investments was transferred from the Plan into a private profit sharing plan of which Mr. Shaw is the beneficiary.

Compensation of Directors.
- --------------------------

                Directors fees for Dr. Israel Gitman and Messrs. Earl Ubell, Howard F. Mathiasen and Nathan Tash are currently at the rate of $11,000 per annum each. Directors of the Company who are also officers receive no additional compensation for their services as directors.

Termination of Employment and Change of Control Arrangements Regarding Named
- ----------------------------------------------------------------------------
Executive Officers.
- -------------------

                See footnote (2) to the Summary Compensation Table for information as to entitlement of Messrs. Tash, Shaw and Patel to receive certain distributions under the Company's Profit Sharing Plan upon termination of their employment.

                On September 22, 1989, the Company adopted Amended Contingent Compensation Agreements with Martin Tash and Mark Shaw (executive officers of the Company named in the Summary Compensation Table) and with Harry Allcock and Marshall Lebowitz (officers of subsidiaries of the Company). The Amended Agreements supersede the Contingent Compensation Agreements, adopted on October 8, 1986, and provide that if (a) during the officer's employment or within six months after his employment terminates, there is a sale of 75% of the book value of the Company's operating assets (as defined), or if any person or group becomes the owner of over 25% of the Company's outstanding stock, and (b) the officer's employment is terminated at or prior to the end of the sixth month after such event, then the Company shall pay the terminated officer cash equal to 290% of the officer's average annual taxable compensation over the preceding five calendar years. The Amended Agreements add a provision specifying that a successor in interest to the Company would remain liable thereunder. They are otherwise substantially identical to the original Agreements.

                On December 14, 1993, the Company entered into Contingent Compensation Agreements with Ghanshyam Patel (an executive officer of the Company named in the Summary Compensation Table) and Ken Derham (an officer of a subsidiary of the Company) on the same terms as the Amended Agreements described above.

Indemnification Agreements.
- ---------------------------

                In September 1987, the Company's liability insurance for its directors and officers expired and was not renewed due to the significantly increased cost. In light of this development, and to provide increased protection, the Company's By-Laws were amended on November 18, 1987 to require the Company to advance expenses of directors or officers in defending a civil or criminal action as such expenses are incurred, subject to certain conditions. Furthermore, on that date the Company entered into a contract with each of its directors and executive officers, requiring indemnification for expenses, judgments, fines and amounts paid in settlement, in accordance with the By-Laws as amended, or any future By-Laws which provide greater indemnification. On December 14, 1993, the Company entered into a substantially identical contract with an officer of one of its subsidiaries, and on March 14, 1996, the Company entered into substantially identical contracts with Israel Gitman and Nathan Tash, who became directors on June 23, 1995.

                The present By-Laws provide for indemnification of directors and officers, in connection with claims arising from service to the Company, or to another entity at the Company's request, except where it would be prohibited under applicable law.

Compensation Committee Interlocks and Insider Participation.
- ------------------------------------------------------------

                The Company's Board of Directors has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by the Board. During the fiscal year ended December 31, 1995, the officers of the Company participating in the Board's deliberations concerning executive compensation were Martin E. Tash, Mark Shaw and Bernard Bressler (who are members of the Board).

                During the fiscal year ended December 31, 1995, Martin E. Tash (an executive officer of the Company) served as a member of the Board of Directors of Gradco Systems, Inc. ("Gradco"). Gradco has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by its Board. Mr. Tash is an executive officer of Gradco and is the only such executive officer who also served on the Company's Board. Bernard Bressler (Secretary and a director of the Company) is an officer and director of Gradco, but he is not an executive officer of either entity.

                During the period since January 1, 1995, there were no transactions between the Company and Gradco of the type required to be disclosed under Certain Relationships and Related Transactions (below).
                ----------------------------------------------

Board Report on Executive Compensation.
- ---------------------------------------

                The Board of Directors of the Company, currently consisting of seven members, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. Two executive officers (Messrs. Tash and Shaw) are members of the Board; the third (Mr. Patel) is not.

                The Company's compensation program for executive officers currently consists of three principal elements; (i) annual salary payments,
(ii) annual payments under the Company's Incentive Compensation Plan (described in footnote (1) to the Summary Compensation Table, above), and (iii) annual contributions to the Company's Profit Sharing Plan (described in footnote (2) to the Summary Compensation Table).

                In determining salary amounts, the Board historically has assessed such factors as earnings performance, preservation of stockholder values, and the ability of management to respond to complex developments or exceptional challenges. Within this framework, the Board considered, among other things, the following factors in making decisions regarding salaries to be paid in 1995: (i) as to 1994 earnings performance, income from publishing operations remained at a satisfactory level, and investment income increased;
(ii) as to preservation of stockholder values, the Board deemed the Company's annual cumulative total stockholder return to be satisfactory; (iii) as to management's responses to unique circumstances, the Board took into account its view that management had continued to respond effectively to the difficulties that continued in connection with the Company's Russian journal translation contracts. On the basis of its subjective evaluation of all of the above factors, the Board determined that the salaries of each of Messrs. Tash and Shaw should be raised from $305,000 in 1994 to $320,000 in 1995, and that Mr. Patel's salary should be raised from $143,000 to $150,000.

                As set forth in footnote (1) to the Summary Compensation Table, total payments to key employees for each year under the Incentive Compensation Plan are determined as 5% of Income from Operations (as defined in the Plan) for such year, together with 5% of the excess of cumulative Investment Profit over cumulative Investment Loss (when applicable). Thus, the payments (including those for 1995) are based exclusively on the Company's earnings performance in a given year, and create direct monetary benefit to key employees responsible for cost control and efficiency of operation. The amounts paid are not based upon the salaries of the covered employees. Messrs. Tash and Shaw (as the chief executive officer and next senior officer of the Company) each receives a percentage of the total amount fixed in the Plan, and the balance (including the amount for Mr. Patel) is distributed to other key employees as determined by Mr. Tash, based on his evaluation of various subjective factors. The amounts paid to Messrs. Tash, Shaw and Patel were higher for 1995 ($428,050, $305,570 and $48,000, respectively) than for 1994
($353,525, $252,375 and $40,000, respectively), principally because Investment Profit increased, thereby increasing the total amount of the bonus pool.

                As set forth in footnote (2) to the Summary Compensation Table, the Company's contributions for each year under the Profit Sharing Plan (maintained for all eligible full-time employees) are in specified amounts based on after-tax income as a percentage of gross revenues for the year.
The contribution for the account of each employee (including Messrs. Tash, Shaw and Patel) is determined by his salary level and length of service. Thus, the contributions (including those for 1995) are related to corporate earnings performance, and to the longevity and level of service. The amount of salary which is recognized for benefit purposes is subject to certain statutory limits which, as applied to the Company, effectively cap eligible compensation at $150,000.

                The Incentive Compensation Plan was originally adopted in 1971 and the Profit Sharing Plan in 1966. Because the Plans are formula-based, they do not involve year-to-year compensation decisions by the Board. Each of the Plans is subject to amendment by the Board, and each has been so amended in certain respects since its adoption. The amendments likewise have not involved year-to-year compensation decisions, but rather have related to matters affecting the on-going administration of the Plans. As to the Incentive Plan, the percentages of the total distributable amount which are payable to the chief executive officer and next senior officer of the Company have not been changed since the Plan's inception. The amendments to the Plans have left unchanged the overall compensation policy as reflected therein, which is to recognize and reward contributions by employees of the Company (including its executive officers) to its successful operation, with appropriate regard to longevity and level of service. This policy is supported by the current Board.

                Mr. Tash's compensation results from his participation in the same compensation program as the other executive officers of the Company. His 1995 salary was determined by the Board applying the salary principles outlined above in the same manner as they were applied to the other executives, and the amounts of his Incentive Plan payment and Profit Sharing Plan contribution were determined in accordance with the formulas described above, applicable to all participants in such Plans.

                It should be noted that Israel Gitman and Nathan A. Tash became members of the Board in June, 1995. Therefore, they did not participate in the decisions described above (which were made in December, 1994) regarding salaries to be paid to the executive officers in 1995.

                         Plenum Publishing Corporation Board of Directors
                         ------------------------------------------------

                                 Martin E. Tash, Chairman
                                    Bernard Bressler
                                     Israel Gitman
                                  Howard F. Mathiasen
                                       Mark Shaw
                                     Nathan A. Tash
                                       Earl Ubell


Performance Graph
- -----------------

   Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Plenum Common Stock with the cumulative total return of the NASDAQ Stock Market (US) index and with the cumulative total return of the published Line-of-Business index referred to below, over the five-year period ending on December 31, 1995.

                    Comparison of Five Year Total Return (1)

                  Year(2) Plenum      Nasdaq    Line-Of-Business
                  ----    ------      -------   ----------------

                  1990    100          100          100
                  1991    100.76       160.56       132.65
                  1992    124.81       186.86       169.68
                  1993    124.94       214.51       209.08
                  1994    155.12       209.68       170.15
                  1995    210.52       296.3        322.17

   It is assumed in the graph that $100 was invested in the Common Stock of Plenum, in the stock of the companies in the NASDAQ Stock Market (US) index, and in the stocks of the companies comprising the line-of-business index, on December 31, 1990, and that all dividends received within a quarter were reinvested in that quarter. The line-of-business index used is the Sci/Tech/Prof segment of the IIB 45 Cumulative Return Index, developed by and published in Information Industry Bulletin (May, 1996) of Digital Information Group. The methodology for the construction of such index was verified by Evaluation Associates (Norwalk, CT). The companies comprising such index are Autoinfo, John Wiley & Sons, Commerce Clearing House, Elsevier, Meredith, Waverly Press and Wolters Kluwer.

        (1) Total return assumes reinvestment of dividends.
        (2) Fiscal year ending December 31.

                         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                         ----------------------------------------------

                Bernard Bressler, Secretary and a director of the Company, is a member of the law firm of Bressler, Amery & Ross, P.C., counsel to the Company. During the 1995 fiscal year, the Company paid legal fees of $103,669 to such firm.
                           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                           ----------------------------------------

                The independent certified public accountants selected by Management to audit the Company's books and records for the current fiscal year is the firm of Ernst & Young, LLP. Said firm also audited the Company's books and records for the fiscal year ended December 31, 1995.

                It is expected that representatives of Ernst & Young, LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire and to answer appropriate questions of stockholders.

                                 MISCELLANEOUS
                                 -------------

Transaction of Other Business
- -----------------------------

                As of the date of this statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Stockholder Proposals
- ---------------------

                In order for stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in New York City prior to January 26, 1997.

                                 SOLICITATION OF PROXIES
                                 -----------------------

                The entire expense of preparing, assembling and mailing the proxy statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and stockholders are urged to send their proxies without delay.

               By Order of the Board of Directors

                                            MARTIN E. TASH
                                            President
Dated:  New York, New York
        May 24, 1996

                         PLENUM PUBLISHING CORPORATION
                     SOLICITED BY THE BOARD OF DIRECTORS

                    For use at June 27, 1996 Annual Meeting


                The undersigned hereby appoints as proxies for the undersigned with power of substitution, Martin E. Tash, Mark Shaw and Bernard Bressler, who may act by a majority of said proxies and shall be present at the meeting to vote all of the stock of the undersigned as follows regarding the election of directors:

- -----  FOR all nominees listed  -----  WITHHOLD AUTHORITY to
       below (except as marked         vote for all nominees
       to the contrary below)          listed below

                    Bernard Bressler, Mark Shaw and Martin E. Tash

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

        ------------------------------------------------------

and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of PLENUM PUBLISHING CORPORATION to be held at the offices of the Company, 233 Spring Street, New York, New York, 5th floor, on June 27, 1996 at 10:00 a.m., Eastern Daylight Time, and any adjournments thereof hereby revoking any proxy heretofore given by the undersigned.

        (Continued and to be signed on reverse side)

IF NO CHOICE IS SPECIFIED THE UNDERSIGNED'S SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE MANAGEMENT SLATE OF DIRECTORS.



                                                        Dated:________________




                                                        _______________________
                                                        Stockholder, sign name
                                                        exactly as name appears